CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SOFTWARE AS A SERVICE RENEWAL AGREEMENT

This Software As A Service Renewal Agreement (“Renewal Agreement”), effective as of August 14, 2018, is between Cellco Partnership d/b/a Verizon Wireless, a Delaware general partnership, having a place of business at One Verizon Way, Basking Ridge, New Jersey 07920 on behalf of itself and for the benefit of its Affiliates (individually and collectively “Verizon”) and Digital Turbine USA, Inc., a Delaware corporation with offices located at 110 San Antonio St., Suite 160, Austin, Texas 78701 (“Digital Turbine”). Verizon and Digital Turbine may be referred to individually as a “Party” and collectively as the “Parties.” This Renewal Agreement shall become effective on and as of the date of execution by the last signing Party hereto (“Effective Date”).

The Parties previously entered into a Software As A Service Agreement (the “Original Agreement”), covering certain services to be performed by Digital Turbine for Verizon relating to installation of applications on Interactive Wireless Devices, which became effective on August 14, 2014 for a four-year term expiring on August 13, 2018. The Parties wish to enter into this Renewal Agreement to provide for the continuation of their relationship, and to update the terms of the Original Agreement to incorporate the updated and expected changes to the relationship previously described in the Original Agreement.

1.	Definitions.

1.1
Affiliate. An entity that Controls, is Controlled by, or is under common Control with a Party. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, partnership, person or other entity, whether through the ownership of voting securities, or by contract or otherwise.

1.2
Confidential Information. Information (in written, graphic, oral, or other tangible or intangible form) concerning the disclosing party’s business, customers, products, services, technology, trade secrets, and personnel, and designated as confidential by the disclosing party (if tangible information) by conspicuous markings or (if oral information) by announcement at the time of initial disclosure and written documentation thereof within thirty days thereafter, or, if not so marked or announced and documented, should reasonably have been understood as being Confidential Information of the disclosing party either because of other legends or markings, the circumstances of disclosure, or the nature of the information itself. Confidential Information may include proprietary material as well as material subject to and protected by laws regarding secrecy of communications or trade secrets, and may include information acquired by the disclosing party from a third party under an obligation of confidentiality. Confidential Information shall not include any information to the extent that it (a) is or becomes publicly available without breach of this Renewal Agreement; (b) can be shown by documentation to have been independently developed by recipient without reference to discloser’s Confidential Information; or (c) is rightfully received from a third party without any obligation of confidentiality.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.3
CPI Inventory. An application placed in the Digital Turbine App Server for which an application developer, distributor, advertiser or other party pays a fee to Digital Turbine (directly or indirectly) when a Subscriber installs, downloads, opens, or activates such application or otherwise responds to an advertising call-to-action. All applications placed by Digital Turbine into the Digital Turbine App Server pursuant to this Renewal Agreement shall be CPI Inventory, except that any application placed by Digital Turbine into the Digital Turbine App Server that meets the definition of Verizon Non-CPI Inventory below is excluded from the definition of CPI Inventory.

1.4
Digital Turbine App. Digital Turbine’s mobile application, and all updates thereto, installed on an Interactive Wireless Device, that allows for the retrieval and installation of pre-selected applications at the initial setup of an Interactive Wireless Device or post-setup based upon conditions mutually agreed by the Parties.

1.5
Digital Turbine App Server. Digital Turbine’s back-end system supporting the Digital Turbine App which includes the stored applications for installation, the management platform for developing installation queues, activating campaigns and pushing applications to devices, and the system for campaign verification and reporting.

1.6	Interactive Wireless Devices. Any and all wireless devices approved by Verizon for use on the Verizon network.

1.7
Preload. A method of distributing applications by Verizon on Interactive Wireless Devices prior to the completion of initial setup of the devices via factory pre-install, or delivery via the Digital Turbine App.

1.8	Subscribers. Any persons, including natural persons, corporations, partnerships, or other entities, who subscribe to Verizon services.

1.9
Unauthorized Code. Unauthorized Code means any virus, Trojan horse, worm, back door, trap door, time bomb, drop-dead device, timer, clock, counter or other limiting routine, as well as any other instructions, designs, software routines, or hardware components designed to: (a) disable, erase, or otherwise harm software, hardware, data, text or any other information stored in electronic form; (b) cause any of the foregoing with the passage of time; or (c) place a program or hardware under the positive control of a person other than an owner or licensee of the program or hardware. Unauthorized Code does not include software routines in a computer program, if any, designed to permit the owner or licensor of the program, or any other person acting by authority of the owner or licensor, to obtain access to a licensee’s computer system(s) for purposes of maintenance or technical support.

1.10
Verizon LTE Services. The package of wireless communications, entertainment, and/or voice services, including data, messaging, voice, and web access services, offered by Verizon that let Subscribers use their Interactive Wireless Devices on the Verizon LTE network.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.11
Verizon Non-CPI Inventory. Any Verizon-branded or co-branded application, any Oath-branded or Yahoo-branded or co-branded application, any application developed for Verizon by a third party, any third-party application that is used in whole or in part to deliver a service for which Verizon directly bills a Subscriber, and any other application, installed via the Digital Turbine App by Verizon. No installation or activation fee shall be paid to Digital Turbine for the installation or download of Verizon Non-CPI Inventory by a Subscriber unless otherwise agreed in writing by the Parties.

2.	The Service.

2.1.
The Service. Subject to the terms of this Renewal Agreement, Digital Turbine shall provide the service and hosting, administration and maintenance services described herein, including Digital Turbine’s obligations as set forth in Sections 4.1, 4.6 and

4.7 (the “Service”), to Verizon and its Affiliates, agents, distributors, and suppliers, including a non-exclusive, assignable, sublicensable (except to a mobile virtual network operator), and royalty-free license, for an unlimited number of Interactive Wireless Devices, to: (i) copy, reproduce, reformat, display, and perform the Digital Turbine App, including any related documentation provided by Digital Turbine to Verizon, for Preload onto Interactive Wireless Device models; (ii) store, exploit, use, integrate, distribute, transmit, and sublicense an unlimited number of copies of the Digital Turbine App, including any related documentation provided by Digital Turbine to Verizon, to Subscribers in object code format only; and (iii) use the Digital Turbine App Server to review and manage the installation campaigns enabled herein. All rights in the Digital Turbine App and Digital Turbine App Server not granted in this Renewal Agreement are reserved by Digital Turbine.

2.2.	Scope and Duration. The Service shall be provided to Verizon pursuant to Section
2.1 for an unlimited number of Interactive Wireless Devices selected in Verizon’s sole and absolute discretion. Termination of the Agreement shall not affect the rights or licenses herein of Verizon and its Affiliates, agents, distributors, suppliers, and Subscribers relating to copies of the Digital Turbine App Preloaded prior to termination of the Agreement. If Verizon in its sole and absolute discretion decides to cease preloading the Digital Turbine App on any new devices prior to termination of this Renewal Agreement, such action will not affect the rights or licenses herein of Verizon and its Affiliates, agents, distributors, suppliers, and Subscribers related to copies of the Digital Turbine App previously Preloaded. Digital Turbine acknowledges that Verizon cannot remove the Digital Turbine App from Verizon Interactive Wireless Devices once it has been Preloaded on an Interactive Wireless Device that has been sold to a Subscriber.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.3.
Except as provided in Sections 2.1 and 2.2, this Renewal Agreement does not grant either Party any express or implied right or license in any of the other Party’s patents, copyrights, trade secrets, trademarks, trade names, service marks, logos, or other property. Neither Party may use the marks or other trade indicia of the other Party except as otherwise agreed in writing in advance. Subject to the licenses granted herein, Digital Turbine is and will remain the owner of all right, title, and interest in and to those features and functionalities of the Digital Turbine App which Verizon elects to utilize in Interactive Wireless Devices, including but not limited to, all trade secret, confidential, and proprietary information Digital Turbine supplies to Verizon in connection with the Digital Turbine App.

3.	Use of the Digital Turbine App.

3.1.
Correction of Errors. For any version of the Digital Turbine App that Digital Turbine or Verizon plans to Preload on an Interactive Wireless Device, Digital Turbine must comply, at its sole expense, with standard testing required by Verizon and the supplier of the applicable Interactive Wireless Device. Verizon or the supplier of the applicable Interactive Wireless Device may notify Digital Turbine of any bugs or errors associated with the use of the Digital Turbine App on such Interactive Wireless Device by providing Digital Turbine a prioritized list, as testing is performed in accordance with standard testing processes. Digital Turbine will correct such bugs or errors at Digital Turbine’s own expense within the time specified by Verizon or the supplier of the Interactive Wireless Device.

3.2.
Schedule and Milestones. Verizon will specify, in consultation with Digital Turbine and with Verizon’s suppliers, the delivery schedule and the project milestones that must be met to enable the Digital Turbine App to be Preloaded on each Interactive Wireless Device. However, even if Digital Turbine meets the specified schedule or project milestones and corrects any reported bugs and errors, as provided in Section

3.1 above, Verizon may still elect in its sole and absolute discretion, at any time, not to Preload the Digital Turbine App on particular Interactive Wireless Devices, or to cease Preloading the Digital Turbine App on Interactive Wireless Devices on which it had previously been Preloaded.

3.3.
Unauthorized Code. The Digital Turbine App will contain no Unauthorized Code. Digital Turbine will not use the Digital Turbine App to engage in any fraudulent, illegal, or unauthorized use. Digital Turbine will continuously monitor the Digital Turbine App for the presence of any Unauthorized Code. In the event Digital Turbine detects the presence of any Unauthorized Code, it will: (a) notify Verizon in writing the same day the Unauthorized Code is detected; (b) promptly remove the Unauthorized Code; and (c) promptly remedy any condition caused by the Unauthorized Code.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.	Application Features.

4.1.	Digital Turbine shall host the Digital Turbine Server in the United States.

4.2.
Verizon may elect, in its sole and absolute discretion, to mediate the data usage charges incurred by Subscribers who download applications via the Digital Turbine App; in other words, Verizon may elect to not apply data charges against a Subscriber’s data plan or allowance if such charges were incurred as the direct result of downloading or installing an application via the Digital Turbine App.

4.3.
Placement of the applications distributed to an Interactive Wireless Device via the Digital Turbine App within the application tray will be determined by the Interactive Wireless Device’s default setting, unless otherwise agreed by the Parties.

4.4.	Any branding of the Digital Turbine App will be determined by Verizon in its sole and absolute discretion.

4.5.
The Digital Turbine App must complete the installation and delivery of each Verizon Non-CPI Inventory application to at least [***] of Interactive Wireless Devices within [***] days of such Interactive Wireless Device’s initial setup. In the event that Verizon can show that the Digital Turbine App has failed to meet this requirement for a Verizon Non-CPI Inventory application (a “Performance Failure”), Digital Turbine shall increase the revenue share paid to Verizon for CPI Inventory by [***] for each instance of a Performance Failure for the duration of such Performance Failure. The [***] target rate does not include failures stemming from a lack of network connectivity or device failure.

4.6.
Digital Turbine shall provide first tier customer support to Verizon for any customer- facing issues stemming from the installation, delivery or hosting of applications by the Digital Turbine App. Verizon shall provide first-tier customer support for all network and device related issues.

4.7.	Digital Turbine agrees to comply with the requirements set forth in Exhibit B when scheduling maintenance windows to provide maintenance to the Digital Turbine App.

4.8.
This Renewal Agreement does not provide for carrier billing, however, the Parties agree in good faith to discuss and work toward the future implementation of carrier billing, either directly through Verizon by integrating Verizon’s Direct Carrier Billing API into the Digital Turbine App or through a third party billing vendor. The Parties further agree to discuss in good faith the possibility of integrating the Digital Turbine App with other Verizon billing systems, at Verizon’s request.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.	Submission, Testing, and Acceptance of Applications.

5.1.	Application Submission. Digital Turbine will submit the Digital Turbine App, including any updates or upgrades thereto, to Verizon for testing and certification as agreed by the Parties.

5.2.
Application Testing and Certification. Verizon, or the manufacturer of an Interactive Wireless Device, will test and certify each version of the Digital Turbine App to be included with each Interactive Wireless Device. In connection with testing and certification, the Parties will agree to a plan for testing the functionality and features of the Digital Turbine App. The Parties acknowledge that any information and tools provided by the other Party under this Section 5.2 are Confidential Information subject to the confidentiality obligations in Section 12 below.

6.	CPI Inventory and Revenue Shares.

6.1.
Verizon, in its sole and absolute discretion, shall have the right to designate any number of inventory spots for use by Digital Turbine to place its CPI Inventory into the Digital Turbine App on Interactive Wireless Devices (“DT Placed CPI Inventory”). Verizon, in its sole and absolute discretion, shall also have the right to review and approve the applications selected by Digital Turbine prior to their inclusion in CPI Inventory. As between Verizon and Digital Turbine, Digital Turbine will be responsible for securing all necessary rights, including licensing rights and IP clearances, to display and distribute the applications included in DT Placed CPI Inventory.

6.2.
Verizon, in its sole and absolute discretion, shall have the right to place, deliver and distribute on Interactive Wireless Devices via the Digital Turbine App applications that it has sold as CPI Inventory (“Verizon Sold CPI Inventory”).

6.3.
Verizon shall have the right to place, deliver and distribute, at no cost to Verizon and subject to [***] set forth in Section 6.4, an unlimited quantity of Verizon Non-CPI Inventory on an Interactive Wireless Device via the Digital Turbine App (with the exception of third-party applications for which Verizon receives a revenue share, which shall be limited to [***] such applications per Interactive Wireless Device), provided that Verizon authorizes on that Interactive Wireless Device at least [***] slots for applications to be offered as CPI Inventory.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The Parties agree to discuss in good faith a fee for the distribution of Verizon Non- CPI Inventory that would apply in those instances where Verizon does not authorize the required number of slots for applications to be offered as CPI Inventory, or where Verizon seeks to distribute through the Digital Turbine App more than [***] third- party applications for which Verizon receives a revenue share. Verizon shall not be obligated to pay any such fee, and shall have the right to place, deliver and distribute, at no cost to Verizon and subject to no revenue share set forth in Section 6.4, an unlimited quantity of Verizon Non-CPI Inventory on an Interactive Wireless Device via the Digital Turbine App in the event that Digital Turbine does not present to Verizon at least [***] applications for possible inclusion as CPI Inventory for that Interactive Wireless Device. Furthermore, the Parties agree that, notwithstanding any prior written agreement between them (including but not limited to Amendment Three to the Original Agreement, effective May 4, 2017, which is hereby rescinded), AppFlash shall hereafter be considered Non-CPI Inventory and AppFlash’s distribution via the Digital Turbine App shall be at no cost to Verizon.

6.4.
In consideration for the Service provided by Digital Turbine to Verizon hereunder, the Parties shall pay to one another a share of all revenues generated from CPI Inventory for as long as the Interactive Wireless Devices on which the Digital Turbine App is installed are in use within the Verizon Wireless Network. The schedule of revenue share for the Term is as follows:

Annual Gross Revenue Tiers	DT Placed CPI Inventory		Verizon Sold CPI Inventory (Including Oath Sold CPI Inventory)
	Digital Turbine Revenue Share (%)	Verizon Revenue Share (%)	Digital Turbine Revenue Share (%)	Verizon Revenue Share (%)
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.	Taxes.

With the intent to drive substantially above normal revenue growth, Verizon has agreed to incentivize Digital Turbine by providing revenue tiers for accelerated revenue share. Verizon and Digital Turbine agree to work together in good faith beginning thirty (30) days prior to each anniversary of the Renewal Agreement, to revise (as applicable) the Revenue Tiers and/or Revenue Shares, any such change shall become effective as of next year. For the purposes of calculating each Party’s revenue share shall reset to zero on each one-year anniversary of the Renewal Agreement.

7.1.
If taxes are legally required to be withheld on any amounts to be paid by one Party to the other, the paying Party will deduct such taxes from the amount otherwise owed and pay the tax directly to the appropriate taxing authority. The paying Party will furnish the other Party with a tax certificate or other appropriate documentation evidencing such payment. The Parties will use reasonable efforts to help ensure that any taxes withheld are minimized to the extent possible under applicable law.

7.2
If Digital Turbine is obligated to make payment to a third party content provider (“Provider”) for content or services provided on Interactive Wireless Devices, Digital Turbine shall not make payment to any Provider, unless it first obtains valid withholding exemption documentation (e.g. US Form W-9 and California withholding exemption forms). Unless prior approval is obtained from Verizon, Digital Turbine shall not make payment to Providers outside the United States that could be subject to income tax withholding under 26 U.S.C. § 1441 or § 1442. Should Digital Turbine fail to remit any withholding tax on payments made to a Provider, Digital Turbine shall indemnify Verizon for any resulting liability, including tax, penalty, interest, and reasonable litigation expenses.

7.3.
If any product or service provided by Digital Turbine is subject to a transaction tax imposed on Verizon and required to be collected by Digital Turbine, then Digital Turbine shall bill Verizon such tax and Verizon shall pay such tax, unless Verizon has provided valid exemption documentation to Digital Turbine. If any product or service provided by Verizon is subject to a transaction tax imposed on Digital Turbine and required to be collected by Verizon, then Verizon shall bill Digital Turbine such tax and Digital Turbine shall pay such tax, unless Digital Turbine has provided valid exemption documentation to Verizon. As to any other tax, such as income, payroll, property, privilege, excise, occupation, franchise, or gross receipts tax, the Party with the legal incidence of such tax shall pay such tax. Each Party will bear financial responsibility for Tax, interest, and penalties resulting from its own failure to comply with applicable law. Both Parties agree that the delivery location of any good and the location of beneficial enjoyment of any service is the address shown on the first page of this Renewal Agreement, unless advance written notice of a substitute location is provided.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.4.
Digital Turbine shall be responsible for any sales, use, excise, value added, service, consumption, property, franchise, income, or other taxes and duties based upon or measured by Digital Turbine’s cost in acquiring goods or services furnished or used by Digital Turbine in performing its obligations under this Renewal Agreement.

7.5.
If either Party is audited by a taxing authority or other governmental entity the other Party agrees to reasonably cooperate with the Party being audited in order to respond to any audit inquiries in a proper and timely manner so that the audit and/or any resulting controversy may be resolved expeditiously.

7.6.
If applicable law places the responsibility on Digital Turbine to collect a Tax from Verizon and Digital Turbine fails to do so, Verizon will not be responsible for any interest or penalties associated with Digital Turbine’s failure to collect such Tax. Furthermore, Digital Turbine shall not invoice a Tax to Verizon on products and/or services under this Renewal Agreement which are, by law, not taxable. Any rebate, refund or other credit for any Taxes paid by Verizon shall be credited, refunded, or otherwise returned to Verizon within 30 days of Digital Turbine’s receipt of such rebate, refund or credit.

7.7 Both Parties shall endeavor to avoid cross border payments (across US borders) and all payments to a Party shall be made in US dollars from an account in the United States to an account in the United States.

8.	Charges and Accounting.

8.1.
Charges for Verizon LTE Services. The amounts charged by Verizon to Subscribers for their use of Verizon LTE Services needed to use the Digital Turbine App will be determined by Verizon in its sole discretion. Verizon will be responsible for billing Subscribers, as well as for all associated collection activity for such charges.

8.2.	Application Cost. The Digital Turbine App shall be at no cost to Subscribers for download and use.

8.3.
No Additional Fees. Except to the extent otherwise mutually agreed under a SOW, Addendum or Amendment with respect to future functionalities of the Digital Turbine App or other services which may be rendered by Digital Turbine from time to time, there shall be no additional fee or royalties paid to Digital Turbine for the Digital Turbine App and Service provided pursuant to this Renewal Agreement.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.4.
Activity Reports. Within ten (10) calendar days after the end of each calendar month, each Party that has received revenue subject to the sharing obligations of Section 6.4 shall provide a monthly report that allows the receiving Party to properly and independently validate the revenue share to be paid pursuant to Section 6.4 (each an “Activity Report”). The Activity Reports will include the following information at a minimum, or such other information as the Parties may agree to in writing: month and year that is covered by the report, total monthly revenue, identity of each CPI Inventory application on which revenue was received (a “CPI Revenue Application”), number of units on which payment was made for each CPI Revenue Application, per-unit payment amount for each CPI Revenue Application, and revenue share due to the other Party. The Parties will provide Activity Reports in

.csv file format (or such other format as both Parties may agree in writing to use). If an Activity Report needs to be adjusted, the sending Party must revise the report and resubmit it within five (5) calendar days of receiving notice that a change is required.

8.5.
Payment Process. In the event that both Parties submit an Activity Report to the other in a given month, the Parties shall, within five (5) days of the receipt of these reports, determine the net amount due to the Party that is owed the larger payment for that month. The net owing Party shall make payment to the other Party of the net owed amount within [***] calendar days of the date on which the reconciliation is completed. In the event that only one Party submits an Activity Report to the other in a given month, that Party shall make payment to the other Party of the owed amount within [***] calendar days of the date on which the Activity Report was sent.

8.6.
Payment. Digital Turbine is responsible for keeping remittance and address information up-to-date. Payments to Verizon shall be made by wire as follows, unless Verizon designates an alternative preferred method of payment: [Omitted]

After the wire is sent, Digital Turbine must notify Verizon by email that a payment from Digital Turbine has been sent, with the amount specified, at:

Corporatebilling_collections@hq.verizonwireless.com

9.	Reporting Records and Audits.

9.1.
Testing. From time to time, with reasonable frequency and in a manner that is not disruptive to the business of Digital Turbine, Verizon may perform testing to ensure that any qualifying actions that qualify for the revenue share are properly captured by the processes Digital Turbine uses to compile Activity Reports and make payment to Verizon. Digital Turbine will support Verizon’s test scenarios to verify proper reporting of these transactions.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.2.
Payment Audit. Digital Turbine will allow a nationally recognized accounting firm (“Auditor”) upon thirty (30) days prior written notice to audit Digital Turbine’s books and records (in whatever form kept) solely to verify Digital Turbine’s compliance with all payment provisions of this Renewal Agreement. At Verizon’s request and not more than twice during any 12-month period during which Digital Turbine is required to maintain records, the Auditor shall have access to Digital Turbine’s books and records at reasonable times and in such a manner as to not unreasonably interfere with Digital Turbine’s business operations. Verizon agrees that it will require any such Auditor to be subject to a written confidentiality agreement requiring such Auditor and its agents to treat all books and records and any other materials necessary for the Auditor to conduct the audit as confidential information of Digital Turbine and not to disclose any such confidential information to any party and to use all such confidential information solely for the purposes of performing the audit. Digital Turbine shall maintain complete records of all charges payable to Verizon under the terms of this Renewal Agreement for one year after termination of the Agreement. All such records shall be maintained in accordance with recognized accounting practices. The correctness of Digital Turbine’s payments shall be determined by such audits. This audit right will survive for the one (1) year period following expiration or termination of this Renewal Agreement. Prompt adjustments shall be made to compensate for any errors or omissions disclosed by such review or examination. If such review or examination reveals an underpayment by Digital Turbine with respect to the revenue share of more than ten percent (10%) and at least twenty-five thousand dollars ($25,000) for any calendar month, then Digital Turbine will promptly reimburse Verizon for all reasonable, third-party audit fees.

10.	Limitation of Obligations.

Neither Party is under any obligation by this Renewal Agreement to develop or post any content for use with the Digital Turbine App, or ensure that Subscribers use the Digital Turbine App.

11.	Network Usage Guidelines.

The Digital Turbine App shall be designed, given its intended functions, to make as efficient use of Verizon network resources as possible. Verizon will make a set of network usage guidelines available on the VDC website that establish baseline parameters for the operation of applications. The network usage guidelines will be subject to change from time to time by Verizon.

12.	Confidentiality and Publicity.

12.1
Confidentiality. The Parties have entered into a Non-Disclosure Agreement (“NDA”) dated as of October 14, 2013, attached as Exhibit C and incorporated herein by reference. The Parties hereby agree that the expiration date of the NDA shall be extended to be coterminous with this Renewal Agreement, and that the terms of this Renewal Agreement will be deemed Confidential Information under the terms of the NDA.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.2
Subscriber Information. Verizon will not provide Digital Turbine with any individualized information about Subscribers under this Renewal Agreement. Digital Turbine may not collect any information about Subscribers from the Digital Turbine App for any purpose without Verizon’s prior written approval; provided however that Digital Turbine may use device identifiers for the sole purpose of providing its Service.

12.3
Publicity. Verizon and Digital Turbine agree to announce the nature of the business relationship between the Parties, using mutually-agreed upon language and distribution. Digital Turbine may not issue any further marketing or other communications intended for public disclosure, including press releases, advertisements and web sites, which reference Verizon without Verizon’s prior written consent. Similarly, Digital Turbine may not use the Verizon logo or Verizon’s trademarks, trade names, service marks or other proprietary indicia without Verizon’s prior written consent. Verizon may not issue any marketing or other communications intended for public disclosure, including press releases, advertisements and websites, which reference Digital Turbine without Digital Turbine’s prior written consent. Similarly, Verizon may not use the Digital Turbine logo or Digital Turbine’s trademarks, trade names, service marks or other proprietary indicia without Digital Turbine’s prior written consent. Notwithstanding the foregoing, any Party may disclose information concerning this Renewal Agreement as required by the rules, orders, regulations, subpoenas or directives of a court, government or governmental agency, after giving prior notice to the other Party.

13.	Insurance.

13.1	Digital Turbine shall maintain, during the Term of this Renewal Agreement, at its own expense, the following insurance:

13.1.1	Professional Liability (Errors and Omissions) with limits of not less than
$[***] per occurrence; and

13.1.2
Commercial general liability insurance (including, but not limited to, premises operations, broad-form property damage, products/completed operations, contractual liability, independent contractors, personal injury) and, if the use of automobiles is required, comprehensive automobile liability insurance, each with limits of at least $[***] for combined single limit per occurrence.

13.2
The insuring carriers shall be rated AM Best A- or better. Such policies shall be primary and non-contributory by Verizon. Verizon shall be named as an additional insured on all such policies. Digital Turbine shall furnish to Verizon certificates of such insurance within ten (10) days of the execution of this Renewal Agreement. The certificates shall provide that ten (10) days prior written notice of cancellation or material change of the insurance to which the certificates relate shall be given to Verizon. The fulfillment of the obligations hereunder in no way modifies any indemnification obligations under this Renewal Agreement.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.3
Digital Turbine shall also require Digital Turbine’s subcontractors, if any, who may enter upon Verizon’s premises to maintain insurance policies with the same coverage and limits as those listed in Section 13.1 above, and to agree to furnish Verizon, if requested, certificates or adequate proof of such insurance. Certificates furnished by Digital Turbine’s subcontractors shall contain a clause stating that Verizon is to be notified in writing at least ten (10) days prior to cancellation of, or any material change in, the policy.

14.	Representations and Warranties.

14.1
General Representations and Warranties. Digital Turbine represents and warrants that: (i) Digital Turbine has the full right, power, and authority to enter into this Renewal Agreement; (ii) Digital Turbine’s acceptance of this Renewal Agreement, as well as Digital Turbine’s performance of the obligations set forth in this Renewal Agreement, do not and will not violate any other agreement to which Digital Turbine is a party; and (iii) any and all activities that Digital Turbine undertakes in connection with this Renewal Agreement will be performed in compliance with all applicable laws, rules, and regulations. Verizon represents and warrants that: (i) Verizon has the full right, power, and authority to enter into this Renewal Agreement; (ii) Verizon’s acceptance of this Renewal Agreement, as well as Verizon’s performance of the obligations set forth in this Renewal Agreement, do not and will not violate any other agreement to which Verizon is a party; (iii) any and all activities that Verizon undertakes in connection with this Renewal Agreement will be performed in compliance with all applicable laws, rules, and regulations; and (iv) to the extent required under applicable laws and regulations, as between the Parties Verizon is responsible for obtaining Subscriber consent for the features and functionalities of the Digital Turbine App which Verizon elects to utilize on Interactive Wireless Devices.

14.2
Application Representation and Warranty. Digital Turbine represents and warrants that, for as long as the Digital Turbine App continues to be available for Preload on Interactive Wireless Devices, the Digital Turbine App will perform as described by Digital Turbine at the time that the Digital Turbine App was submitted to Verizon, and that the Digital Turbine App will comply with other applicable documentation and standards, including but not limited to the functionality and specifications set forth in Exhibit A hereto. If Verizon believes that this representation and warranty is breached, Verizon will so notify Digital Turbine in writing and, within 10 days, Digital Turbine will: (i) repair the Digital Turbine App to conform its performance with applicable documentation and standards; or (ii) replace such Digital Turbine App with a version that performs in accordance with applicable documentation and standards.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

14.3
Digital Turbine Representations and Warranties.    Digital Turbine represents and warrants that the Digital Turbine App and Digital Turbine App Server do not violate or infringe any copyright, patent, trademark or trade secret or right of privacy or publicity or any other personal or proprietary right of any third Parties, will not contain any Unauthorized Code, and will not be used for any fraudulent, illegal or unauthorized use. Digital Turbine represents and warrants that it has the authority to license the Digital Turbine App, as well as any content, material or services that Digital Turbine makes available in or with the Digital Turbine App, for use by Verizon and Subscribers in accordance with this Renewal Agreement.

14.4
Verizon Representations and Warranties. Verizon represents and warrants that it has the authority to provide any Verizon Sold Inventory, any Verizon Non-CPI Inventory, as well as any content, material or services that Verizon makes available in or with the Digital Turbine App, for use by Verizon and Subscribers in accordance with this Renewal Agreement.

14.5
EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT OR THE NDA, NEITHER DIGITAL TURBINE NOR VERIZON MAKE ANY OTHER REPRESENTATIONS OR WARRANTIES. EACH PARTY EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

15.	Indemnification.

15.1
Indemnification by Digital Turbine. Digital Turbine shall defend, indemnify and hold harmless Verizon, Verizon’s Affiliates, the officers, directors, employees and representatives of Verizon and Verizon’s Affiliates, and all Subscribers (each a “Verizon Indemnified Party”) against any and all claims, demands, causes of action, damages, costs, expenses, penalties, losses and liabilities, whether under a theory of negligence, strict liability, contract, or otherwise, incurred or to be incurred by a Verizon Indemnified Party (each a “Claim”), including, but not limited to, reasonable attorneys’ fees, arising out of, resulting from or related to: (i) the Digital Turbine App or Digital Turbine App Server, including any third party claim that the Digital Turbine App or Digital Turbine App Server contains Unauthorized Code or any other code that is alleged to disrupt, disable, harm or otherwise impede the operation of any software, firmware, hardware, Interactive Wireless Device, computer system or network; (ii) a breach by Digital Turbine of any of the representations or warranties contained in this Renewal Agreement or the NDA; (iii) any actual or alleged infringement or misappropriation of any patent, trademark, copyright, trade secret or any actual or alleged violation of any other intellectual property or proprietary rights arising from or in connection with the Digital Turbine App or Digital Turbine App Server; (iv) any copying, reproduction, display, performance, storage, exploitation, use, distribution, transmission, sublicensing, transfer, or assignment of the Digital Turbine App or related documentation permitted under this Renewal Agreement that allegedly causes harm or infringement of any patent, copyright, trademark, trade secret, or other property rights of one or more third Parties arising in any jurisdiction throughout the world; (v) a claim that the Digital Turbine App or Digital Turbine App Server infringes any right of publicity or right of privacy or (vi) any failure by Digital Turbine to obtain rights or licenses to content, services, or material made available in or through the Digital Turbine App.

15.2
Without limitation of Section 15.1, if sale, use, or distribution of the Digital Turbine App becomes subject to a Claim for infringement of any intellectual property right, Digital Turbine shall, at Verizon’s option and Digital Turbine’s expense:

15.2.1	Procure for Verizon the right to use the Digital Turbine App (including related products furnished hereunder);

15.2.2	Replace the Digital Turbine App with equivalent, non-infringing products and/or services; or

15.2.3	Modify the Digital Turbine App so it becomes non-infringing.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

15.3
Indemnification by Verizon. Verizon shall defend, indemnify and hold harmless Digital Turbine, Digital Turbine’s Affiliates, the officers, directors, employees and representatives of Digital Turbine and Digital Turbine’s Affiliates, (each a “DT Indemnified Party”) against any and all claims, demands, causes of action, damages, costs, expenses, penalties, losses and liabilities, whether under a theory of negligence, strict liability, contract, or otherwise, incurred or to be incurred by a DT Indemnified Party (each a “Claim”), including, but not limited to, reasonable attorneys’ fees, arising out of, resulting from or related to a breach by Verizon of the representations or warranties set forth in Sections 14.1 and 14.4 of this Renewal Agreement.

15.4
An indemnified Party receiving a Claim will provide the indemnifying Party with prompt, written notice of any written Claim covered by this indemnification and will cooperate appropriately with the indemnifying Party in connection with the indemnifying Party’s evaluation of such Claim. The indemnifying Party shall defend any indemnified Party, at the indemnified Party’s request, against any Claim. Promptly after receipt of such request, the indemnifying Party shall assume the defense of such Claim with counsel reasonably satisfactory to the indemnified Party. The indemnifying Party shall not settle or compromise any such Claim or consent to the entry of any judgment without the prior written consent of each indemnified Party and without an unconditional release of all claims by each claimant or plaintiff in favor of each indemnified Party.

16.	Liability Limitations.

16.1
EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS ARISING UNDER SECTION 15, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY IN ANY MANNER, UNDER ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY, FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, PUNITIVE, OR STATUTORY DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF DATA, REVENUES, BUSINESS, OR PROFITS. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE LIMITATIONS CONTAINED IN THIS SECTION APPLY REGARDLESS WHETHER THEY ARE ADVISED OF OR WERE AWARE OF THE POSSIBILITY OF THE DAMAGES SET FORTH IN THE PRECEDING SENTENCE.

16.2
THE LIMITATIONS SET FORTH IN THIS SECTION WILL APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE AND REGULATION, NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDIES SET FORTH IN THIS AGREEMENT. THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE FULLY CONSIDERED THE FOREGOING ALLOCATION OF RISK AND FIND IT REASONABLE, AND THAT THE LIMITATIONS SET FORTH IN THIS SECTION ARE AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

17.	Term and Termination.

17.1.	Term. This Renewal Agreement shall, unless terminated as otherwise provided herein, shall continue in effect for a period of four (4) years beginning from the Effective Date.

17.2.
Termination by Verizon. Verizon may terminate this Renewal Agreement immediately, upon written notice to Digital Turbine, if any of the following events occurs: (i) Digital Turbine files a voluntary petition in bankruptcy; (ii) Digital Turbine is adjudged bankrupt; (iii) a court assumes jurisdiction of the assets of Digital Turbine under a federal reorganization act; (iv) a trustee or receiver is appointed by a court for all or a substantial portion of the assets of Digital Turbine; (v) Digital Turbine becomes insolvent or suspends its business; (vi) Digital Turbine makes an assignment of its assets for the benefit of its creditors except as required in the ordinary course of business; or (vii) Digital Turbine’s business is materially changed by sale of its business, transfer of control of its outstanding stock, merger or otherwise.

17.3
Termination by Either Party. Each Party shall have the right to terminate this Renewal Agreement for cause in the event the other Party is in material breach of its obligations hereunder and fails to cure such material breach within thirty (30) days from receipt of written notice by the non-breaching Party. In addition, either Party may terminate this Renewal Agreement for convenience by giving the other Party at least ninety (90) calendar days prior written notice of termination.

17.4	Cessation of Distribution: Upon termination of this Renewal Agreement, Verizon shall cease Preloading the Digital Turbine App on Verizon Interactive Wireless Devices.

17.5. Survival. The respective obligations of the Parties under this Renewal Agreement that by their nature would continue beyond the termination, cancellation or expiration, shall survive any termination, cancellation or expiration, including, but not limited to, Sections 1, 9, 12, 14-16, 17.5, 18-20, 21.1-21.2, and 21.5-21.11. In addition, the terms of Sections 6.4, 7, and 8.5-8.7 shall remain in effect for as long as the Interactive Wireless Devices on which the Digital Turbine App is installed are in use by the Verizon LTE Services.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

18.	Offshore Restrictions.

18.1
Except with Verizon’s advance written consent, in no event shall Confidential Information regarding or pertaining to Verizon’s systems, infrastructure, employees, or customers be stored, transmitted, or accessed at, in, through, or from a site located outside the United States nor made available to any person who is located outside the United States unless such Confidential Information relates solely, directly and independently: (i) to Verizon employees or customers located outside of the United States, (ii) to voice or data communications of Verizon or its customers that originate and terminate outside the United States, (iii) to Verizon systems and/or infrastructure dedicated to the provision of Verizon’s voice or data services outside the United States, or (iv) to necessary storage or access outside the United States in connection with security, back-up, disaster recovery, or related purposes that have been expressly required and authorized by Verizon through services specifications, security and/or technical requirements. This Section shall not apply to Verizon Wireless Customer Data, which shall be governed by the provisions of Section 18.2.

18.2	Unless Digital Turbine secures Verizon Wireless’ prior written consent, in no event:
(i) shall Digital Turbine provide, direct, control, supervise, or manage any voice or data communication with regard to Verizon Wireless customers that occurs between United States locations (or the United States portion of any international communication that may originate or terminate within the United States) from a location outside of the United States, nor (ii) shall Verizon Wireless Customer Data be stored, transmitted, or accessed, from, at, in, or through a site located outside the United States. “Verizon Wireless Customer Data” shall include: (a) any subscriber information, including, without limitation, name, address, telephone phone number or other personal information of the Verizon Wireless subscriber; (b) any call- associated data, including without limitation, the telephone number, internet address or other similar identifying designator associated with a communication; (c) any billing records; (d) the time, date, size, duration of a communication or physical location of equipment used in connection with a communication; or (e) the content of any Verizon Wireless customer communication.

19.	Privacy and Data Security; Work Rules and Access Requirements.

19.1
Digital Turbine represents and warrants that it and its directors, shareholders, officers, employees, agents and all permitted subcontractors are currently in compliance, and will continue to be in compliance, with all laws pertaining to the safeguarding, protection, privacy, security, encryption, unauthorized disclosure, breach notification and disposal of personal or similar information used, maintained, and/or accessed on Verizon’s behalf. In addition, Digital Turbine shall perform in compliance with Verizon’s information security requirements available at http://www.verizon.com/suppliers (or successor website) and incorporated herein by this reference, as the same may be updated from time to time.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

19.2
In the event of an unauthorized disclosure of personal or similar information, including personally identifiable information provided by or on behalf of Verizon hereunder, resulting from a breach, or potential breach, of security of any system, website, database, storage medium or other facility (“Security Breach”) used or otherwise maintained by or on behalf of Digital Turbine in connection with the provision of Services, Digital Turbine shall (i) provide notice of same by e-mail to security.issues@verizon.com within forty-eight (48) hours, and to the contract notice addressee set forth in Section 21.9 by the means set forth therein, (ii) make best efforts to re-secure its systems immediately, and (iii) cooperate with Verizon in the investigation and remediation of any such occurrence.

19.3
Digital Turbine agrees that, in addition to any applicable indemnification obligations hereunder, it shall assume or reimburse Verizon, for all reasonable and documented remediation costs, including, but not limited to, any governmental fees or fines, costs for notifications, costs for credit monitoring, and customer reimbursements incurred by Verizon in connection with a Security Breach.

19.4
If Digital Turbine is given access, whether on-site or through remote facilities, to any Verizon computer or electronic data storage system, Digital Turbine shall limit such access and use solely to perform actions within the scope of this Renewal Agreement, shall not without prior written authorization of Verizon export or transmit any Verizon computer system, electronic file, software or other electronic services, or data contained therein, to entities or locations other than those specified in this Renewal Agreement, and shall not access or attempt to access any computer system, electronic file, software or other electronic services other than those specifically required to accomplish the work required under this Renewal Agreement and only as permitted in this Renewal Agreement. Digital Turbine shall limit such access to those of its employees who are qualified and required, subject to Verizon requiring written authorization, to have such access in connection with this Renewal Agreement, and shall strictly follow all Verizon’s security rules (as provided in writing) for use of Verizon’s electronic resources. All user identification numbers and passwords disclosed to Digital Turbine and any information obtained by Digital Turbine as a result of Digital Turbine’s access to and use of Verizon’s computer and electronic data storage systems shall be deemed to be, and shall be treated as, Verizon Confidential Information under applicable provisions of this Renewal Agreement. Verizon reserves the right to monitor such actions by Digital Turbine and Digital Turbine agrees to cooperate with Verizon in the investigation of any apparent unauthorized access by Digital Turbine to Verizon’s computer or electronic data storage systems or unauthorized release of Confidential Information by Digital Turbine.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

19.5
If Digital Turbine is given such access to any Verizon computer or electronic storage system, or if Digital Turbine otherwise exchanges electronic messages or communications with Verizon (including but not limited to Verizon accessing any of Digital Turbine’s data bases or systems on-site or remotely), or if Digital Turbine furnishes software or other electronic transmissions to Verizon: (i) Digital Turbine shall not transmit or introduce any Unauthorized Code to Verizon or into its network, computers, electronic storage systems or other systems; and (ii) any software provided to Verizon by Digital Turbine for use by Digital Turbine or Verizon shall:

(a) contain no hidden files; (b) not replicate, transmit, or activate itself without control of a person operating computing equipment on which it resides; (c) not alter, damage, or erase any data or computer programs without control of a person operating the computing equipment on which it resides; and (d) contain no encrypted imbedded key unknown to Verizon, node lock, time-out or other function, whether implemented by electronic, mechanical or other means, which restricts or may restrict use or access to any programs or data developed under this Renewal Agreement, based on residency on a specific hardware configuration, frequency of duration of use, or other limiting criteria.

19.6
Verizon reserves the right to request at any time and for any reason that specific employees, subcontractors, and agents of Digital Turbine be removed from and not assigned by Digital Turbine to perform Services for Verizon, and Digital Turbine acknowledges, agrees and understands that Digital Turbine will immediately comply with such request by Verizon.

19.7
Digital Turbine agrees to comply with Verizon’s Supplier Code of Conduct located at https://www.verizon.com/about/sites/default/files/Verizon-Supplier-Code-of- Conduct.pdf, which may be updated from time to time.

20.	Background Checks.

20.1
For each of the Employees that Digital Turbine wishes to assign to perform tasks associated with this Renewal Agreement, Digital Turbine shall certify to Verizon that it has conducted (or caused to be conducted) a background check as described herein (collectively referred to as “Background Checking”). For purposes of this Section, “Employee” shall include Digital Turbine’s employees and any of Digital Turbine’s contract personnel.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

20.2
Where permitted by law, the criminal history check shall consist of a federal and state check for felony and misdemeanor criminal convictions (or the equivalent thereof under relevant law) in all locations where the assigned Employee has resided, has been employed, or has attended school in the immediately preceding seven (7) years, and a check of U.S. Government Specially Designated National (OFAC) and export denial lists. This criminal history check shall include, to the extent available and permitted by law, a check for outstanding warrants and a check for pending felony charges in all such locations. Statewide county searches shall be performed in all states where such search mechanism is available without requiring specialized data (such as fingerprints or DNA), and the National Criminal File database shall also be searched. Employment history shall be verified for at least the previous seven (7) years of employment and military service, or less if the employee was a full-time student during that period. The name to which Employee’s Social Security Number is attributed shall be verified. The Employee’s citizenship, most recent country of permanent residence, and legal right to work in the jurisdiction in which the Employee will be performing Services for Verizon shall be verified.

20.3
For any period of time encompassed in the foregoing background check requirement when the Employee was resident outside of the United States, such background checking shall be conducted by a reputable investigative agency that conducts background checking in the relevant country(ies) for transnational technology firms comparable to Verizon, utilizing database checking, field checking and interviews as needed. The criminal convictions check shall include the equivalent, under relevant non-US law, of those convictions described in Section 20.2.

20.4
Digital Turbine shall comply with all applicable laws in conducting the background check specified in this Section 20 including but not limited to securing from each Employee who performs tasks under this Renewal Agreement such Employee’s written consent to perform the background checking specified in this Section 20 and to disclose the results thereof to Verizon upon Verizon’s request. Without limitation of the foregoing, Digital Turbine will make all written disclosures to and obtain written consent from each Employee to obtain consumer reports as defined in and required by the Fair Credit Reporting Act. Digital Turbine shall provide such results and written consent to Verizon upon request from Verizon. Digital Turbine may be required to recertify on an annual basis that such background checks were performed. Digital Turbine shall indemnify and hold Verizon harmless from any loss or damage arising from Digital Turbine’s violation of this Section.

20.5
Without prior review with and consent of Verizon, Digital Turbine shall not assign any Employee to tasks related to this Renewal Agreement if such employee has been convicted of a felony or misdemeanor (or the equivalent thereof under relevant law) within the last seven (7) years if such felony or misdemeanor has any bearing on the Employee’s honesty and integrity, or for whom a warrant is outstanding, or for whom a felony or misdemeanor charge is currently pending, or is on a U.S. Government Specially Designated National or export denial list. The foregoing shall not apply to a minor traffic violation (a moving traffic violation other than reckless driving, hit and run, driving to endanger, vehicular homicide, driving while intoxicated or other criminal offense involving gross negligence, recklessness, intentional or willful misconduct while operating a motor vehicle), to a conviction that has been legally expunged, or to a conviction for a misdemeanor that occurred while the Employee was under the age of twenty-one (21) years.

20.6
Digital Turbine shall certify to Verizon that Digital Turbine has caused the foregoing Background Checking to be performed for each Employee involved in the work to be done pursuant to this Renewal Agreement within thirty (30) days of the Effective Date; further, Digital Turbine shall annually certify no later than the anniversary of the Effective Date that it has met the foregoing Background Checking requirements for all Employees involved in work done pursuant to this Renewal Agreement.

21.	General.

21.1.
Governing Law/Jurisdiction. This Renewal Agreement will be construed and controlled by the laws of the State of New York, excluding New York’s choice of law provisions, and both Parties consent to the exclusive jurisdiction and venue in the federal courts sitting in the Southern District of New York, unless no federal subject matter jurisdiction exists, in which case both Parties consent to exclusive jurisdiction and venue in the state courts located in the Borough of Manhattan, New York. Both Parties waive all defenses of lack of personal jurisdiction and forum non- conveniens. Process may be served on either Party in the manner authorized by applicable law or court rule.

21.2.
Compliance with Law. Each Party and its Affiliates will comply with all applicable laws, rules, and regulations in fulfilling its obligations under this Renewal Agreement, including, without limitation, the U.S. Export Administration Regulations, as well as applicable securities laws, end-user, end use, and destination restrictions issued by U.S. and other governments. Each Party acknowledges that the proprietary data, know-how, software, or other materials or information obtained from the other Party under this Renewal Agreement are commodities and/or technical data that may be subject to the Export Administration Regulations (“EAR”) of the

U.S. Department of Commerce, and that any export or re-export thereof must be in compliance with the EAR. Each Party agrees that it will not export or re-export, directly or indirectly, any commodities and/or technical data provided under this Renewal Agreement in any form to destinations in Country Groups D:1 or E:2, as specified in Supplement No.1 to Part 740 of the EAR, and as modified from time to time by the U.S. Department of Commerce, or to destinations that are otherwise controlled or embargoed under U.S. law.

21.3.
Force Majeure. Neither Party shall be responsible for any delay or failure in performance of any part of this Renewal Agreement to the extent that such delay is caused by reason of acts of God, wars, revolution, civil commotion, acts of public enemy, embargo, acts of government in its sovereign capacity, or any other circumstances beyond the reasonable control and not involving any fault or negligence of the Delayed Party (“Condition”). If any such Condition occurs, the Party delayed or unable to perform (“Delayed Party”), upon giving prompt notice to the other Party, shall be excused from such performance on a day-to-day basis during the continuance of such Condition (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis during the same period); provided, however, that the Party so affected shall use its best reasonable efforts to avoid or remove such Condition, and both Parties shall proceed immediately with the performance of their obligations under this Renewal Agreement whenever such causes are removed or cease. Labor difficulties, including without limitation, strikes, slowdowns, work stoppage, picketing or boycotts, shall not constitute a Condition that excuses Digital Turbine from performance of its obligations under this Renewal Agreement. In the event of such labor difficulties, Digital Turbine shall use all lawful means to perform Services agreed to under this Renewal Agreement.

21.4.
Severability. If any provision of this Renewal Agreement is found to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of any of the remaining provisions will not in any way be affected or impaired, and a valid, legal, and enforceable provision of similar intent and economic impact will be substituted therefore.

21.5.
Waiver. The failure by either Party to require the performance of the other Party under any provision of this Renewal Agreement will not affect the right of such Party to require performance under such provision at any time thereafter. No waiver by either Party of a breach of any provision of this Renewal Agreement be taken or held to be a waiver of the provision itself.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

21.6.
Construction. The headings and captions of this Renewal Agreement are inserted only for convenience and identification and are in no way intended to define, limit, or expand the scope and/or intent of this Renewal Agreement.

21.7.
Relationship of Parties. Digital Turbine and Verizon are independent contractors under this Renewal Agreement, and nothing in this Renewal Agreement shall be deemed to establish any relationship of partnership, joint venture, employment, franchise, or agency between Digital Turbine and Verizon. Neither Digital Turbine nor Verizon will have the power to bind the other or incur obligations on the other's behalf without the other’s prior written consent.

21.8.
Assignment. Verizon may assign this Renewal Agreement in whole without Digital Turbine’s consent to any of its Affiliates. Otherwise, a Party may not assign this Renewal Agreement in whole or in part without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed. This Renewal Agreement will bind and inure to the benefit of the respective successors and permitted assigns of Verizon.

21.9.
Notices. All notices required by this Renewal Agreement must be in writing and delivered, via United States mail, postage prepaid, courier, or facsimile. Unless otherwise indicated, notices to Verizon will be delivered to the following address: [Omitted] Unless otherwise indicated, notices to Digital Turbine will be delivered to Bill Stone, CEO, Digital Turbine USA, Inc., 110 San Antonio Suite 160 Austin, TX 78701, bill@digitalturbine.com, with a courtesy copy to: Legal Department, Digital Turbine USA, Inc., 110 San Antonio Suite 160 Austin, TX 78701, legal@digitalturbine.com. Notice will be deemed effective upon receipt.

21.10.
Counterparts. This Renewal Agreement may be executed (including by electronic transmission of scanned signature pages) in one or more counterparts with the same effect as if the Parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one agreement.

21.11.
Entire Agreement and Amendment. This Renewal Agreement completely and exclusively states the agreement between Digital Turbine and Verizon regarding its subject matter. Notwithstanding SOW No. 11 to the Original Agreement - Facebook App Manager Integration signed August 16, 2017 and amendments thereof; Amendment One to the Original Agreement (Precession Data) signed June 23, 2015 and SOW No. 8 (Segment By Eligibly) to the Original Agreement signed February 6, 2017, which shall continue to apply, this Agreement supersedes and replaces all prior or contemporaneous understandings, representations, agreements, or other communications between Digital Turbine and Verizon, whether oral or written, regarding its subject matter, and all previous agreements, including but not limited to the Original Agreement No modification of this Renewal Agreement will be valid except in writing signed by Digital Turbine and Verizon.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[signature page follows]

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Parties hereto have caused this Renewal Agreement to be executed by their duly authorized officers or representatives.

Cellco Partnership d/b/a Verizon Wireless        Digital Turbine USA, Inc.

By:____________________________                By:______________________________

Name:____________________________            Name:____________________________

Title:____________________________                Title:____________________________

Date: ____________________________            Date: ____________________________

EXHIBIT A
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EXHIBIT B
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EXHIBIT C
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